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                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

                         2002 Annual Report on Form 10-K

                                   EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-39113, 33-54357 and 333-42842 on Form S-8 and Registration Statement No. 333-64490 on Form S-3 of Briggs & Stratton Corporation of our reports dated August 1, 2002, appearing in this Annual Report on Form 10-K of Briggs & Stratton Corporation for the year ended June 30, 2002.


DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
September 17, 2002